Exhibit 4.1

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OTHER THAN (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS FURNISHED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.THE WARRANTS EVIDENCED HEREBY ARE IMMEDIATELY EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN) AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE COMMON SHARES OF

Canopy Growth Corporation

(existing under the laws of Canada)

Warrant Certificate Number – 2026-01-[●]	Number of Warrants represented by this certificate: [●]
Issuance Date: January 8, 2026

THIS CERTIFIES that, for value received [Holder], [Holder Address] (the “Holder”), is the registered holder of [●] warrants (collectively, the “Warrants”; each a “Warrant”), each Warrant entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate (the “Certificate”), to purchase from Canopy Growth Corporation (the “Company”), one common share in the capital of the Company (a “Common Share”), on payment of a price per Common Share equal to U.S.D. $1.30, subject to adjustment as set forth herein (the “Exercise Price”), at any time until 5:00 p.m. (Toronto time) on January 8, 2031 (the “Expiry Date”), at which time the Warrants evidenced by this Certificate shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the “Time of Expiry”). The number of Common Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided. This Certificate is one of a series of Warrant Certificates issued to certain lenders pursuant to the Loan and Guaranty Agreement (the “Loan Agreement”), dated January 8, 2026, by and among the Company, as a borrower, the subsidiaries of the Company party thereto as borrowers or guarantors, the parties identified therein as lenders, and JGB Collateral LLC, as administrative agent.

The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any interim holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company.

1.	Exercise of Warrants.

(a)	Election to Purchase. Subject to Section 1(g) hereof, the rights evidenced by this Certificate may be exercised by the Holder in whole or in part in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule 1 (the “Election to Purchase”), properly completed and executed, together with payment by wire transfer, certified cheque or bank draft, unless the cashless exercise procedure set forth in Section 1(c) below is specified in the applicable Election to Purchase, of the Exercise Price for the number of Common Shares specified in the Election to Purchase, at the office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 or such other address in Canada as may be notified in writing by the Company. No ink original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

(b)	Exercise. Subject to the restrictions set out in Section 1(g), hereof, the Company shall, within two business days after the date that the Company received a duly executed Election to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Common Shares specified in the Election to Purchase.

(c)	Cashless Exercise. If at the time of exercise hereof, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of the applicable Election to Purchase;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the U.S. Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 1(c).

“Trading Day” means any day that the principal Trading Market for the Common Shares is open for trading.

“Trading Market” means any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, NYSE Amex and the Toronto Stock Exchange.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of a Common Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d)	Certificates and Electronic Deposits. As promptly as practicable after the Exercise Date but no later than two (2) Trading Days after the Exercise Date (the “Warrant Share Delivery Date”), the Company shall, as specified by the Holder in the Election to Purchase, issue and deliver to the Holder, registered in the name of the Holder, a certificate or direct registration statement for the number of Common Shares issuable on exercise of the Warrants so exercised and a Certificate representing the balance of any unexercised Warrants. To the extent permitted by law and subject to Section 1(g), such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the Common Shares and any unexercised Warrants shall then be issuable upon such exercise as outlined above and the Holder shall be deemed to have become the holder of record of the Common Shares and unexercised Warrants represented thereby. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Common Shares issuable upon exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Common Shares or Warrants in a name other than that of the Holder or an affiliate thereof.

(e)	Legend. All certificates representing Common Shares issued pursuant to this Certificate shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OTHER THAN (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS FURNISHED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION . DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Notwithstanding the foregoing, certificates evidencing the Common Shares issued upon exercise of this Warrant shall not contain any legend (including the legend set forth in this Section 1(e)): (i) while a registration statement covering the resale of such Common Shares is effective (and not subject to blackout) under the U.S. Securities Act and a sale or transfer of such Common Shares is made by the Holder in accordance with the plan of distribution described therein, (ii) following any sale of such Common Shares by the Holder pursuant to Rule 144 of the U.S. Securities Act and the Company shall have received customary seller and broker representation letters in a form satisfactory to the Company evidencing compliance with the applicable requirements of Rule 144, or (iii) at such time as the Company shall have determined that such legend is no longer required under the U.S. Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(f)	Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Warrants represented by this Certificate. Any fractional Common Shares to which a Holder would otherwise be entitled shall be rounded down to the nearest whole Common Share, and no cash or other consideration will be paid in lieu of fractional Common Shares.

(g)	Maximum Percentage. Notwithstanding anything to the contrary in this Certificate, in no event (including, for greater certainty, on expiry) shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon exercise or otherwise pursuant to the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants pursuant to the terms and conditions of this Certificate and any such exercise shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. Notwithstanding the foregoing, the Holder may, upon notice to the Company, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(g) shall continue to apply; provided, further, any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Shares under this Certificate would result in the Holder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, Common Shares in excess of the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such exercise or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Warrants shall be automatically deemed to be unexercised. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of any Warrants with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, outstanding Warrants beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible debentures, or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(g). For purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Exchange Act”). For purposes of determining the number of outstanding Common Shares the Holder may acquire upon exercise of the Warrants without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(g), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be exercised pursuant to such Election to Purchase. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of the Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of Common Shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 1(g) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(g) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Warrants. For the purposes of this Section 1(g), “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Common Shares would or could be aggregated with the Holders and the other Attribution Parties for purposes of Section 13(d) of the U.S. Securities Exchange Act; and “Group” shall mean a “group” as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder. For clarity, the purpose of these definitions are to subject the Holder and all other Attribution Parties to the Maximum Percentage.

(h)	Adjustments. The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(i)	If, at any time from the date hereof until the Time of Expiry (the “Adjustment Period”), the Company shall:

(A)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(B)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(C)	issue Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than, if applicable, a dividend paid in the ordinary course or a distribution of Common Shares upon the exercise of warrants, options, restricted share units or other exchangeable or convertible securities of the Company);

(any of such events in subsections 1(h)(i)(A), (B) or (C) being called a “Common Share Reorganization”) then, in each such event, the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Reorganization, as the case may be, and shall, in the case of the events referred to in (A) or (C) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (B) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each case by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this subsection 1(h)(i) shall occur. Upon any adjustment of the Exercise Price pursuant to this subsection 1(h)(i), the Exchange Rate (as defined below) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. “Exchange Rate” means the number of Common Shares subject to the right of purchase under each Warrant, which, as of the date hereof, is one Common Share for one Warrant.

(ii)	If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than the 95% of Current Market Price (as defined below) on the date of announcement of such issuance (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that no such rights, options or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights, options or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 1(h)(ii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iii)	If and whenever at any time during the Adjustment Period the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Company or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any cash, securities or other property or other assets (other than, if applicable, dividends paid in the ordinary course) and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a distribution of Common Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the directors of the Company, acting reasonably (whose determination shall be conclusive, subject to prior written consent of the TSX and any other applicable stock exchange approvals), of such cash, securities or other property or other assets so issued or distributed over the fair market value of any consideration received therefor by the Company from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this subsection 1(h)(iii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iv)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection 1(h)(i) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder that has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Holder would have been entitled to receive the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Company, relying on advice of legal counsel, to give effect to or to evidence the provisions of this subsection 1(h)(iv), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement or certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter. Any agreement or certificate entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 1(h) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances arrangements.

If and whenever at any time during the Adjustment Period the Company or a subsidiary of the Company shall make an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) to all or substantially all of the holders of Common Shares for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price on the business day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an “Issuer Bid”), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (A) the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and (B) the Current Market Price on the Trading Day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (A) the fair market value (determined by the board of directors of the Company, acting reasonably and in good faith) of the aggregate consideration paid by the Company or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (B) the product of (I) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Company or subsidiary pursuant to the Issuer Bid, and (II) the Current Market Price on the Trading Day immediately preceding the commencement of the Issuer Bid.

(v)	In any case in which this subsection 1(h)(v) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this subsection 1(h)(v), have become the holder of record of such additional Common Shares pursuant to this Section 1(h).

(vi)	In any case in which subsection 1(h)(i)(C), subsection 1(h)(ii) or subsection 1(h)(iii) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holder of the outstanding Warrants receives, subject to any required TSX approval or other stock exchange or regulatory approval, the rights or warrants referred to in subsection 1(h)(i)(C)), subsection 1(h)(ii) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 1(h)(iii), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(vii)	Each Common Share issued upon exercise of Warrants shall be entitled to receive, in addition to any Common Shares received in connection with such exercise, rights under the shareholder rights plan or equivalent plan, if any, and the certificates (if applicable) representing the Common Shares issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan or equivalent plan adopted by the Company, as the same may be amended from time to time, and the Exercise Price shall not be adjusted in connection therewith. If prior to any exercise of Warrants, however, such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all holders of Common Shares, rights options or warrants as described in subsection 1(h)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii)	The adjustments provided for in this Section 1(h) are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 1(h), provided that, notwithstanding any other provision of this Section 1(h), no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares issuable upon the exercise of a Warrant by at least one one-hundredth of a Common Share; provided, however, that any adjustments which by reason of this subsection 1(h)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ix)	After any adjustment pursuant to this Section 1(h), the term “Common Shares”, where used in this Certificate, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 1(h), the Holder is entitled to receive upon the exercise of Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 1(h), upon the full exercise of a Warrant.

(x)	All Common Shares or shares of any class or other securities, which the Holder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Section 1(h), shall, for the purposes of the interpretation of this Certificate, be deemed to be Common Shares which such Holder is entitled to acquire pursuant to such Warrant.

(xi)	Notwithstanding anything in this Section 1(h), no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Certificate or in connection with (A) any share incentive plan or restricted share unit plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or the satisfaction of existing instruments issued as of the date hereof.

(xii)	In connection with any adjustment in any of the acquisition rights pursuant to any of the Warrants under this Section 1(h), including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take all such actions which may, in the opinion of legal counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(xiii)	The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in this Section 1(h), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(xiv)	The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in this Section 1(h) whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(xv)	The Company covenants with the Holder that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition hereunder during the period of 10 business days after the giving of the certificate set forth in subsection 1(h)(xiii).

(xvi)	If the Company, after the date hereof, shall take any action affecting the Common Shares other than action described in this Section 1(h), which in the reasonable opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Holder in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of the TSX and any other stock exchange on which the Common Shares are listed for trading has been obtained, as applicable. No adjustments shall be made pursuant to this subsection 1(h)(xvi) if the Holder is entitled to participate in any event described in this subsection 1(h)(xvi) on the same terms, mutatis mutandis, as if the Holder had exercised their Warrants prior to, or on the effective date or record date (as applicable) of, such event.

(xvii)	If at any time a question or dispute arises with respect to adjustments provided for in this Section 1(h), such question or dispute will be conclusively determined by an independent chartered accountant as may be jointly selected by the Company and the Holder, absent manifest error, will be binding upon the Company and the Holder. The Company will provide such chartered accountant with access to all necessary records of the Company.

(i)	Shares to be Reserved. The Company will at all times keep available and reserve out of its authorized Common Shares, solely for the purpose of issuing upon the exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such Common Shares which shall be so issuable will, upon issuance and receipt of the Exercise Price therefore, be duly authorized and issued as fully paid and nonassessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

(j)	Issue Tax. Upon the exercise of Warrants, the issuance of certificates, if any, for the Common Shares and the issuance of Certificates for any unexercised Warrants shall be made without charge to the Holder, including for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate(s) in a name other than that of the Holder.

(k)	Listing. The Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause all Common Shares issuable upon the exercise of the Warrants to be duly listed on the TSX and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Common Shares and the Company will provide notice to the Nasdaq Stock Market (the “NASDAQ”) with respect to the listing of all Common Shares issuable upon exercise of the Warrants.

(l)	Current Market Price. For the purposes of any computation hereunder, the “Current Market Price” at any date shall be the VWAP for the 20 consecutive Trading Days ending five Trading Days prior to the relevant date on the principal Trading Market for the Common Shares, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, the Current Market Price shall be determined in good faith by the directors of the Company, which determination shall be conclusive, absent fraud or manifest error.

2.	Transfer of Warrants.

Subject to applicable securities laws, the Warrants represented by this Certificate are transferable by the Holder to any person, upon delivery to the Company of this Certificate and a duly executed transfer form in substantially the form attached hereto as Schedule 2 (the “Transfer Form”) or such other instrument of transfer in such form as the Company may from time to time prescribe. The Warrants may be offered, sold, pledged or otherwise transferred only: (a) to the Company (b) outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations, (c) in accordance with (1) Rule 144A Under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws, or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in the case of transfers pursuant to (b), (c)(1), (c)(2) or (d) above, a legal opinion reasonably satisfactory to the Company must first be provided to the Company’s transfer agent to the effect that such transfer is exempt from or not subject to registration under the U.S. Securities Act and applicable state securities laws. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Certificate registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed. Upon the transfer of any Warrant in accordance with the terms hereof, the Company shall enter the name of the transferee in the register as the registered holder of such transferred Warrants.

3.	U.S. Securities Laws. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	is the original purchaser of the Warrants and (a) acquired the Warrants directly from the Company pursuant to the terms and conditions of the Loan Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of holder or any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the holder of the warrant (the “Warrantholder”) during the purchase of the Warrants from the Company continue to be true and correct on the date of exercise of the Warrants and it represents to the Company as such; or

(b)	is the original purchaser of the Warrants and (a) acquired the Warrants directly from the Company pursuant to the terms and conditions of the Loan Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as of the date of exercise of the Warrants and it represents to the Company as such; or

(c)	is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

4.	Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Certificate), without expense to the Holder.

5.	Expiry Date. The Warrants represented by this Certificate shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the Expiry Date.

6.	Successor Companies.

(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company (herein called a “successor company”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor company shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor company will have assumed all the covenants and obligations of the Company under this Certificate; and

(ii)	the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor company entitling the Holder, as against the successor company, to all the rights of the Holder under this Certificate.

(b)	Whenever the conditions of Section 6(a) shall have been duly observed and performed, the successor company shall possess, and from time to time may exercise, each and every right and power of the Company under this Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor company.

7.	Representations and Warranties. The Company hereby represents and warrants that:

(a)	it is a corporation duly organized, validly existing and in good standing under the federal laws of Canada and has all requisite corporate capacity, power and authority to carry on its business as it is currently being conducted, and to own its properties and assets;

(b)	it has the power and capacity to create, issue, sell and deliver the Warrants in accordance with the provisions of this Certificate and to issue the Common Shares issuable upon the exercise of the Warrants;

(c)	this Certificate has been duly authorized, executed and delivered by the Company, and the Warrants evidenced hereby represent a valid, legal and binding obligation of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)	the execution, delivery and performance by the Company of this Certificate and the creation, issuance and sale of the Warrants and issuance of the Common Shares upon exercise of the Warrants in accordance with the terms hereof does not and will not (i) violate or contravene the Company's articles or by-laws, (ii) contravene any law, governmental rule or regulation, judgment or order applicable to the Company, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound and (iv) require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, except; (a) the filing with the United States Securities Exchange Commission of (A) the Registration Statement (as defined below) and a related prospectus, if required and as may be supplemented or amended from time to time, (B) a Current Report on Form 8-K, (C) the Warrant Certificates (and/or any amendment or supplement thereto); (b) the filing of any applicable private placement form with the Ontario Securities Commission; (c) filing of a listing of additional shares notice with the Nasdaq and approval of the TSX; and (e) any other filings as may be required by any U.S. state securities agencies; and

(e)	the Company has received conditional approval of the TSX for the listing of the Common Shares issuable upon exercise of the Warrants, subject to satisfaction by the Company of the conditions set out therein.

8.	Covenants and Compliance Obligations. So long as any Warrants remain outstanding the Company covenants that:

(a)	it shall do or cause to be done all things necessary to preserve and maintain its corporate existence;

(b)	if the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares may be validly issued, the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be;

it shall use its reasonable commercial efforts to maintain the listing of the Common Shares on a Trading Market.

9.	Intentionally Omitted.

10.	Governing Law. The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

11.	Successors. This Certificate shall inure to the benefit of the Holder and its successors or assigns and shall be binding on the Company and its successors.

12.	Loan Document. This Certificate is a Loan Document (as defined in the Loan Agreement).

13.	General. All amounts of money referred to in this Certificate are expressed in lawful money of the United States of America.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by a duly authorized officer.

DATED as of January ___, 2026

CANOPYGROWTH CORPORATION

By:
Name:	Christelle Gedeon
Title:	Chief Legal Officer

Schedule 1
ELECTION TO PURCHASE

TO: Canopy Growth Corporation

The undersigned hereby irrevocably elects to exercise the number of Warrants of Canopy Growth Corporation for the number of Common Shares (or other property or securities subject thereto) as set forth below:

Payment of Exercise Price

(a)	Number of Warrants to be Exercised:	#

(b)	Number of Common Shares to be Acquired:	#

(c)	Exercise Price per Common Share:	$

(d)	Aggregate Purchase Price [(b) multiplied by (c)]	$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price or by checking the box below, instructs the Company to cancel such number of Common Shares issuable upon exercise as is necessary, in accordance with the formula set forth in Section 1(c), to exercise this Warrant pursuant to the cashless exercise procedure set forth in Section 1(c), and directs such Common Shares to be registered and a certificate therefor, if applicable, to be issued as directed below.

___ Holder elects a “cashless exercise” under Section 1(c).

Any capitalized term in this Election to Purchase that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder is the original holder of the Warrants and (a) acquired the Warrants directly from the Company pursuant to the terms and conditions of the Loan Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Holder during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof;

☐	(B) the undersigned holder is the original holder of the Warrants and (a) acquired the Warrants directly from the Company pursuant to the terms and conditions of the Loan Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Holder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof; OR

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☐	(C) the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

Except as set forth in the last Section 1(e) of the Certificate, the undersigned holder understands that a certificate or direct registration statement representing the Common Shares will be issued bearing a legend restricting transfer under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Certificate and the Agreement).

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Company will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Company promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

[Remainder of page intentionally left blank. Signature page follows.]

DATED this ______ day of ____________, 20__.

Per:	Address of Registered Holder

Name of Registered Holder:

Schedule 2
TRANSFER FORM

TO: Canopy Growth Corporation

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

_______ of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

Any capitalized term in this Transfer Form that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect;

☐	(C) the transfer is being made in accordance with (1) Rule 144A under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; or

☐	(D) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

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DATED this ____________ day of ____________, ______.

Signature of Registered Holder (Transferor)

Print name of Registered Holder

Address

NOTE: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.